EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Key Tronic Corporation

Spokane Valley, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70917 and 333-61202) of Key Tronic Corporation and subsidiaries of our report dated September 12, 2008, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
September 12, 2008
Spokane, Washington